AMENDMENT TO
SOUND SHORE FUND, INC.
PFO/TREASURER SERVICES AGREEMENT

This amendment (the "Amendment") to the Sound Shore Fund, Inc. PFO/Treasurer Services Agreement (the "Agreement") dated as of January 31, 2008, by and between Sound Shore Fund, Inc. (the "Fund") and Foreside Management Services, LLC ("Foreside") is hereby entered into by and between the Fund and Foreside as of May 1, 2016 (the "Effective Date").

WHEREAS, the parties desire to amend the Agreement to update its Appendix A (1) Fees;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.Appendix A to the Agreement is hereby amended and restated as provided in Exhibit A attached hereto.

2.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SOUND SHORE FUND, INC.

By: /s/ T. Gibbs Kane, Jr.

T. Gibbs Kane, Jr., President

FORESIDE MANAGEMENT SERVICES, LLC

By: /s/ David Whitaker

David Whitaker, President

Exhibit A
SOUND SHORE FUND, INC.
PFO/TREASURER SERVICES AGREEMENT
Appendix A
Effective May 1, 2016

(1) Fee

$60,000/year

(2) Out-Of-Pocket and Related Expenses

The Fund shall reimburse Foreside for the following out-of-pocket and ancillary expenses:

(i)postage, document production and delivery services

(ii)reasonable travel expenses for the PFO incurred in connection with the responsibilities set out in this Agreement

(iii)reasonable travel expenses incurred in connection with travel requested by the Board

(iv)other expenses incurred in connection with providing the services described in this Agreement if approved by the Board

(3) Services

•Attend periodic board meetings as necessary;

•Along with the Principal Executive Officer, establish and maintain disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940);

•Make all necessary representations and certifications (i.e., Sarbanes-Oxley certifications, conformity with GAAP principles, fraud certifications, SEC filings, management representation letters to fund auditors, etc.);

•Review and sign as PFO/Treasurer on shareholder communications and SEC filings including Form N-CSR, Form N-Q, Form N-SAR, Form 24(f)-2 and annual updates to Registration statements;

•Chair disclosure control committee meetings;

•Review monthly advisory fee calculations and authorize payment of advisory fees;

•Undertake periodic risk-based reviews of the Fund's service provider operations to ensure compliance with Fund policies and internal control over financial reporting;

•Coordinate annual financial statement audit, facilitate financial statement review process, sign trade confirmation requests and requests for legal representation letters as necessary;

•Assist with the negotiation of contracts related to audit fees and coordinate with chair of the audit committee and management to review and approve audit fees;

•Represent the funds as PFO/Treasurer at SEC examinations as required;

•Present materials to the Fund's board, audit committees and senior management, as required or requested; and

•Other attendant duties of PFO/Treasurer as required.